CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form N-14 (File No. 33-8982) of the Victory Portfolios of our report dated December 13, 1996 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund, Tax-Free Money Market Fund, Ohio Municipal
Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, and International Growth Fund) as of October 31, 1996 and for each period presented. We also consent to the reference to our Firm under the caption "Miscellaneous" in this Registration Statement on Form N-14 (File No. 33-8982).


                                             /s/COOPERS & LYBRAND L.L.P.

Columbus, Ohio
February 19, 1997